Exhibit 15.(a).
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-142662, 333-141674, 333-132846, 333-124700, 333-115284, 333-105401, 333-90900, 333-14098, 333-13932, 333-13498, 333-13170, 333-12974, 333-12628, 333-12364, 333-11690, 333-10514, 333-10446, 333-08180, and 33-93770) of Nokia Corporation of our report dated March 19, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PRICEWATERHOUSECOOPERS OY
PricewaterhouseCoopers Oy
Espoo, Finland
March 20, 2008